SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0000773674-17-000033, an amendment to the
registration statement of American Century Government
Income Trust, was filed with the Securities and Exchange Commission. This amendment registered the following new classes, all of which were effective April
10, 2017, and describes the characteristics of the new classes.

	Ginnie Mae Fund
		I Class

	Government Bond Fund
		I Class

	Inflation-Adjusted Bond Fund
		I Class
		Y Class

	Short-Term Government Fund
		I Class

(2)	Effective April 10, 2017 the following classes
were renamed.

	Ginnie Mae Fund
		Institutional Class renamed R5
Class

	Government Bond Fund
		Institutional Class renamed R5
Class

	Inflation-Adjusted Bond Fund
		Institutional Class renamed R5
Class

	Short-Term Government Fund
		Institutional Class renamed R5
Class

(3)	On July 27, 2017, 485BPOS, Accession No.
0000773674-17-000087, an amendment to the
registration statement of American Century Government
Income Trust, was filed with the Securities and Exchange Commission. This amendment registered the following new classes, all of which were effective July
28, 2017, and describes the characteristics of the new classes.

	Inflation-Adjusted Bond Fund
		G Class
		R6 Class